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                   FORM 10-K DECEMBER 31, 1999

                   COMMISSION FILE NO. 1-8491


                           EXHIBIT 21


             HECLA MINING COMPANY AND SUBSIDIARIES

                   SUBSIDIARIES OF REGISTRANT

                       December 31, 1999




                                       State or Country     Percentage of
                                           in Which       Voting Securities
                                           Organized            Owned
                                       ----------------   -----------------

Equinox Resources, Inc.                  Nevada              100    (A)
Hecla Resources Investments Limited      Bermuda             100    (A)
Kentucky-Tennessee Clay Company          Delaware            100    (A)
K-T Clay de Mexico, S.A. de C.V.         Mexico              100    (A)
K-T Feldspar Corporation                 North Carolina      100    (A)
Minera Hecla, S.A. de C.V.               Mexico              100    (A)
MWCA, Inc.                               Idaho               100    (A)



(A)  Included in the consolidated financial statements filed herewith.